SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2005

LONGPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-75236	23-2715528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer I.D. Number)

2 Braxton Way, Suite 111 Glen Mills, Pennsylvania 19342
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 284-6863

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  Termination of a Material Definitive Agreement

(1)                                 On March 4, 2005 Longport, Inc. terminated its Agreement with US Medical Systems, Inc. (“US MedSys”) dated February 11, 2004.  Longport, Inc. and US MedSys do not have any material relationship other than in respect to the Agreement.

(2)                                 The Agreement involved the distribution by US MedSys of Longport’s principal product, the Episcan I-200 Scanner (“Scanner”) and included the following material items:

a.               US MedSys was granted an exclusive distributorship of the Scanner in the United States wound care market provided it purchased not less than 25 Scanners per month during the first year of the Agreement, not less than 50 Scanners per month during the second year of the Agreement and not less than 1,000 Scanners during the third year of the Agreement.

b.              US MedSys’ exclusive distributorship entitled it to receive from Longport the following items which are now no longer applicable:

i.	Payment by Longport to US MedSys of 1% of Longport Scanner sale revenue generated by itself and any non-exclusive distributors in the wound care market
ii.	Forwarding by Longport to US MedSys of all wound care market inquiries
iii.	Issuance by Longport of its restricted common shares to MedSys based upon the amount of revenue Longport derived from US MedSys as compared to other sources.
iv.	US MedSys was appointed sole distributor to the PMC Network.

c.               Longport, Inc. holds a deposit of $500,000 for existing purchase orders issued by US MedSys

d.              US MedSys committed in the Agreement to “fund a study during the course of the Agreement, starting in the first year, with the aim of establishing CPT codes for the use of the” Scanner unit.

(3)                                 On January 3, 2005 Longport gave written notice that US MedSys was in breach of the Agreement.  These breaches were numerous and include but are not limited to:

a.               Prompt payment of outstanding invoices wherein as of March 7, 2005 US MedSys owes Longport $550,000.  Consequently, as provided by the Agreement, Longport has offset the $500,000 deposit it currently holds against US MedSys’ outstanding liability.

b.              Failure by US MedSys to take delivery of scanner units according to the prescribed schedule in the Agreement

c.               Failure by US MedSys to adequately report on their activities with respect to the establishment of CPT codes for the Scanner unit.

(4)                                 Longport, Inc. will not incur any material early termination penalties with respect to the termination of the Agreement.

ITEM 7.01. Regulation FD Disclosure.

        On March 8, 2005 Longport, Inc. disseminated a press release that is attached hereto as Exhibit 99.1

ITEM 9.01. Financial Statements and Exhibits.

        Exhibits: Press Release of the Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGPORT, INC.
(Registrant)

By:	/s/ MICHAEL BOYD
Michael Boyd, Chief Executive Officer

Dated:  March 8, 2005